Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of June 29, 2015 (this “Agreement”), among Towers Watson & Co., a Delaware corporation (the “Company”) and the shareholders of Willis Group Holdings plc, an Irish public limited company (“Parent”) listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”).

RECITALS

WHEREAS, concurrently herewith, Parent, Citadel Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, each Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of ordinary shares, $0.000115 nominal value per share, of Parent (“Shares”) as set forth on Schedule A hereto (with respect to each Shareholder, the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of Parent of which such Shareholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Shareholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, the Company and the Shareholders are entering into this Agreement; and

WHEREAS, the Shareholders acknowledge that the Company is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement and would not enter into the Merger Agreement if any Shareholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Shareholders hereby agree as follows:

1.                                      Agreement to Vote.  Prior to the Termination Date (as defined herein), each Shareholder irrevocably and unconditionally agrees that it shall at any meeting of the shareholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of shareholders of Parent (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by Parent for written consent, if any and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of the issuance of Parent Shares in connection with the Merger, the Consolidation and the Parent Name Change and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement (whether or not recommended by the Parent Board of Directors) and (ii) against (A) any Parent Competing Proposal, (B) any other action, agreement or proposal that could reasonably be expected to impede, interfere with, delay, postpone, frustrate, prevent, nullify or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement or change in any manner the voting rights of any class of the capital stock of Parent, (C) any change in the present capitalization or dividend policy of Parent or any amendment or other change to Parent’s certificate of incorporation or bylaws, except if approved by the Company and (D) any other change in Parent’s corporate structure or business.

2.                                      No Inconsistent Agreements.  Each Shareholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Shareholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Shareholder’s obligations pursuant to this Agreement.

3.                                      Termination.  This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of this Agreement by the Company to the Shareholders (such earliest date being referred to herein as the “Termination Date”) provided that the provisions set forth in Sections 7 and 11 to 24 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

4.                                      Representations and Warranties of Shareholders.  Each Shareholder, as to itself (severally and not jointly), hereby represents and warrants to the Company as follows:

(a)                                 Such Shareholder is the record and beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than as created by this Agreement.  Such Shareholder has sole voting power, sole power of disposition, sole power to demand appraisal or dissenter rights, if any, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.  As of the date hereof, other than the Owned Shares, such Shareholder does not own beneficially or of record any (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.  The Covered Shares are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer (as defined below) of the Covered Shares.  Such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

(b)                                 Each such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance of this Agreement by each such Shareholder, the performance by such Shareholder of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize the execution and delivery by such Shareholder of this Agreement, the performance by such Shareholder of its obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)                                  Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of any such Shareholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Shareholder pursuant to, any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Shareholder to perform its obligations hereunder.

(d)                                 There is no action, suit, investigation, complaint or other proceeding pending against any such Shareholder or, to the knowledge of such Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against any Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Company of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e)                                  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Shareholder.

(f)                                   Such Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.

5.                                      Certain Covenants of Shareholder.  Each Shareholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a)                                 Subject to Section 6, prior to the Termination Date, such Shareholder shall not, and shall not authorize or permit any of its Subsidiaries or affiliates, or their respective directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives, directly or indirectly, to:

(i)                                     solicit, initiate, endorse, encourage or facilitate the making by any Person (other than the other parties to the Merger Agreement) of any Parent Competing Proposal;

(ii)                                  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Parent Competing Proposal;

(iii)                               execute or enter into any Contract constituting or relating to any Parent Competing Proposal, or approve or recommend or propose to approve or recommend any Parent Competing Proposal or any Contract constituting or relating to any Parent Competing Proposal (or authorize or resolve to agree to do any of the foregoing actions); or

(iv)                              make, or in any manner participate in a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission (the “SEC”)) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Shares intending to facilitate any Parent Competing Proposal or cause shareholders of Parent not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

(b)                                 Such Shareholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 5(a) above.

(c)                                  Prior to the Termination Date, and except as contemplated hereby, such Shareholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement.  Any Transfer in violation of this provision shall be void.  Such Shareholder further agrees to authorize and request Parent to notify Parent’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares.

(d)                                 Prior to the Termination Date, in the event that a Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to Parent, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by such Shareholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement.  Each Shareholder shall promptly notify Parent and the Company of any such event.

6.                                      Shareholder Capacity.  This Agreement is being entered into by each Shareholder solely in its capacity as a shareholder of the Company, and nothing in this Agreement shall restrict or limit the ability of any Shareholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement, or subject to his fiduciary duties to Parent, or as he may otherwise be required by law.

7.                                      Waiver of Appraisal Rights.  Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or any other transaction contemplated in the Merger Agreement, in each case that such Shareholder may have under applicable Law.

8.                                      Disclosure.  Each Shareholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Joint Proxy Statement/Prospectus such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement.

9.                                      Further Assurances.  From time to time, at the request of the Company and without further consideration, each Shareholder shall take such further action as may reasonably be deemed by the Company to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

10.                               Non-Survival of Representations and Warranties.  The representations and warranties of the Shareholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

11.                               Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.

12.                               Waiver.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

13.                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first business day (as such term is defined in the Merger Agreement) following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)                                     If to a Shareholder, to the address set forth opposite such Shareholder’s name on Schedule A hereto.

(ii)                                  If to the Company:

Towers Watson & Co.
901 N. Glebe Rd
Arlington, VA 22203-1853
Attention:  Kirkland L. Hicks
Facsimile:  (703) 258-7498
E-mail:  kirkland.hicks@towerswatson.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
Attention:  Stephen I. Glover
                   Eduardo Gallardo
Facsimile:  (202) 530-9598
                   (212) 351-5245
E-mail:  siglover@gibsondunn.com
              egallardo@gibsondunn.com

14.                               Entire Agreement.  This Agreement constitutes the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

15.                               No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

16.                               Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

17.                               Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 17 in the manner provided for notices in Section 13.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

18.                               Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that the Company may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of the Company; provided further that no assignment shall limit the assignor’s obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

19.                               Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

20.                               Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

21.                               Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER, AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22.                               Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

23.                               Facsimile or .pdf Signature.  This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

24.                               No Presumption Against Drafting Party.  Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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IN WITNESS WHEREOF, the Company and the Shareholders have caused to be executed or executed this Agreement as of the date first written above.

TOWERS WATSON & CO.

By:	/s/ John J. Haley
Name: John J. Haley
Title: Chief Executive Officer

VALUEACT CAPITAL MASTER FUND, L.P.
By: VA Partners I, LLC, its General Partner

By:	/s/ Allison Bennington
Name: Allison Bennington
Title: Vice President and General Counsel

VA PARTNERS I, LLC.
By: ValueAct Holdings, L.P., its General Partner

By:	/s/ Allison Bennington
Name: Allison Bennington
Title: Vice President and General Counsel

VALUEACT CAPITAL MANAGEMENT, L.P.
By ValueAct Capital Management LLC, its General Partner

By:	/s/ Allison Bennington
Name: Allison Bennington
Title: Vice President and General Counsel

VALUEACT CAPITAL MANAGEMENT, LLC
By: ValueAct Holdings, L.P., its General Partner

By:	/s/ Allison Bennington
Name: Allison Bennington
Title: Vice President and General Counsel

SIGNATURE PAGE TO VOTING AGREEMENT

VALUEACT HOLDINGS, L.P.
By ValueAct Holdings GP, LLC, its General Partner

By:	/s/ Allison Bennington
Name: Allison Bennington
Title: Vice President and General Counsel

VALUEACT HOLDINGS GP, LLC

By:	/s/ Allison Bennington
Name: Allison Bennington
Title: Vice President and General Counsel

SIGNATURE PAGE TO VOTING AGREEMENT